XETEL
CORPORATION


FOR IMMEDIATE RELEASE
---------------------



FOR FURTHER INFORMATION CONTACT:

Company Contact:
Angelo DeCaro, Jr.
XeTel Corporation
President & CEO
(512) 435-1100


                    XETEL FILES VOLUNTARY CHAPTER 11 PETITION

AUSTIN, TX (October 21, 2002) - XeTel Corporation [OTC: XTEL], a comprehensive electronics, manufacturing and engineering solution provider, announced that the company has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code with the U.S. District Court in the Western District of Texas. XeTel has filed a motion with the Bankruptcy Court seeking approval for an emergency sale of certain assets of the company to Celestica Acquisition Corp. This sale involves the transfer of certain customers, inventory and fixed assets, assumption of certain liabilities and hiring of employees. The company also announced that it is making arrangements to enter into a $700,000 debtor in possession facility, pending approval by the Bankruptcy Court.

The company is represented in its Chapter 11 bankruptcy case by Hohmann, Taube & Summers, L.L.P.